EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Reed’s, Inc

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Reed’s, Inc. on Form S-3 (SEC File Number 333-172614) which was filed with the Commission on March 3, 2011 of our report, dated March 22, 2011, appearing in the annual report on Form 10K for the years ended December 31, 2010 and 2009.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Los Angeles, California
March 22, 2011